Exhibit 10.15
EMPLOYEE LOAN AGREEMENT
     THIS EMPLOYEE LOAN AGREEMENT (the “Agreement”) is entered into as of January 20, 2004, by and between Fluidigm Corporation, a California corporation (the “Lender”), and Gajus V. Worthington (“Borrower”).
RECITALS
     A. Borrower is employed by the Lender as its Chief Executive Officer and President.
     B. The Lender and Borrower desire that the Lender lend to Borrower the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) for the purposes described in Section 1 below.
     C. Borrower owns 2,447,000 shares of the Common Stock of the Lender, of which 833,334 shares, together with the other collateral described in the Stock Pledge Agreement, shall constitute security for the Loan (as defined below).
     NOW, THEREFORE, the Lender and Borrower agree as follows:
AGREEMENT
     1. PAYMENT: The Lender will lend to Borrower the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Loan”), such Loan to be made for the purposes of assisting Borrower to pay any costs, fees, or expenses (including, without limitation, purchase consideration, broker’s or agents commissions, mortgage points, closing costs, or similar costs or expenses) associated with Borrower’s purchase of a principal residence in the San Francisco Bay Area (the “Property”) and/or any improvements or other modifications made to any Property so purchased.
     2. CONDITIONS PRECEDENT: The Lender’s obligation to extend the Loan to Borrower pursuant to this Agreement is expressly conditioned upon the satisfaction of or waiver by the Lender of all of the following conditions precedent, each of which is exclusively for the benefit of the Lender:
          2.1 Borrower shall have delivered to the Lender each of the following (herein collectively referred to as “Loan Documents”):
               (a) One (1) original promissory note in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) in substantially the same form as Exhibit A attached hereto (the “Note”), with all uncompleted information fully completed;
               (b) One (1) fully executed, validly acknowledged Stock Pledge Agreement, providing for the pledge of 833,334 shares of Common Stock of the Lender and certain other collateral as security for the Note (collectively, the “Pledged Collateral”), in substantially the same form as Exhibit B attached hereto, with all uncompleted information fully completed (the “Stock Pledge Agreement”);

C-1

               (c) Two (2) fully executed Stock Powers and Assignments Separate From Certificate attached as a part of Exhibit B hereto, with all uncompleted information fully completed, unless otherwise indicated thereon (the “Stock Power”);
               (d) All certificates representing the securities that constitute Pledged Collateral as of the date of the closing of the Loan; and
               (e) Two (2) fully executed Spousal Consents, in substantially the same form as Exhibit C attached hereto, with all uncompleted information fully completed (the “Spousal Consent”).
     3. BORROWER’S REPRESENTATIONS AND WARRANTIES: Borrower hereby makes the following representations and warranties to the Lender, which representations and warranties shall be true and correct as of the date hereof and as of the date of the closing of the Loan, and Borrower acknowledges that the Lender is relying on such representations in making the Loan:
          3.1 The Borrower has good and marketable title to the Pledged Collateral free and clear of any security interests, liens or encumbrances other than (i) joint ownership of the Pledged Collateral with Borrower’s spouse, and (ii) a right of first refusal and certain repurchase rights in favor of Lender. All of the shares that constitute Pledged Collateral are fully vested.
          3.2 Other than the consent of Borrower’s spouse and the Lender, the consent of no other person or entity is required to grant the Lender the security interest in the Pledged Collateral.
          3.3 There are no actions, proceedings, claims or disputes pending or, to Borrower’s knowledge, threatened against or affecting Borrower, the Pledged Collateral, or any other properties of Borrower.
     4. BORROWER’S ADDITIONAL OBLIGATIONS: Borrower shall take any and all further actions that may from time to time be required to ensure that the Stock Pledge Agreement creates a security interest in favor of the Lender, which shall secure the Note. Borrower shall not sell, hypothecate or otherwise dispose of any interest in the Pledged Collateral and shall not encumber the Pledged Collateral or permit any lien to encumber the Pledged Collateral.
     5. REPAYMENT OF LOAN: Borrower shall pay to the Lender the outstanding principal balance of the Note, together with all accrued, but unpaid interest thereon, and all other sums due hereunder, under the Note, the Stock Pledge Agreement or under any other document executed by Borrower in connection herewith in accordance with the terms and conditions of this Agreement, the Note, the Stock Pledge Agreement or such other document.
     6. MATURITY EVENT: The Note shall immediately become due and payable, without notice or demand, upon the earlier to occur of January 20, 2011 or the occurrence of any “Maturity Event” as defined in the Note.
     7. INTEREST PAYABLE BY BORROWER: Interest shall accrue on the unpaid principal amounts of the Note at the rate specified in the Note.

     8. ENTIRE AGREEMENT: This Agreement, together with the Loan Documents, constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof.
     9. NO COVENANT FOR EMPLOYMENT OR ADVANCES: Borrower understands and acknowledges that neither this Agreement nor any other Loan Document modifies Borrower’s at-will status at the Lender and does not constitute an employment agreement or a promise by the Lender to continue Borrower’s employment. Either the Lender or Borrower may terminate such employment relationship at any time, with or without cause.
     10. NOTICES: All notices and other communications required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid for next business day delivery, or (d) facsimile. Any such notice shall be properly addressed to the address of the parties set forth on the signature page hereof and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, instantaneously upon confirmation of receipt of facsimile. The Lender or Borrower may change their respective addresses by giving notice of the same in accordance with this paragraph. The term “business day” shall mean a day on which national banks are open for business in San Francisco, California.
     11. ASSIGNMENT: Borrower may not assign any of his rights and/or duties under this Agreement (or any other Loan Document) without the prior written consent of the Lender, which consent may be withheld in the sole discretion of Lender. All of the rights and/or duties of the Lender under the Loan Documents, or any of them, shall be freely assignable. Subject to the foregoing, the rights and obligations of the Borrower and Lender under the Loan Documents shall be binding upon and shall inure to the benefit of the Borrower and Lender and their respective personal representatives, successors, heirs, and permitted assigns.
     12. INCOME TAX CONSEQUENCES: Borrower hereby acknowledges that the Lender has made no representation or warranty to Borrower concerning the income tax consequences of the loan to Borrower and Borrower shall be solely responsible for ascertaining and bearing such tax consequences.
     13. GOVERNING LAW: This Agreement shall be governed in all respects by the laws of the State of California.
     14. HEADINGS: The titles and headings of the various paragraphs hereof are intended for means of reference and are not intended to place any construction on the provisions hereof.
     15. INVALIDITY: If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions shall not be affected thereby and every provision hereof shall be valid and enforceable to the fullest extent permitted by law.

     16. COUNTERPARTS: This Agreement may be executed in one (1) or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts, together, shall constitute one and the same instrument.
     17. MISCELLANEOUS: Time is of the essence of this Agreement, the Loan Documents, and any other document executed by Borrower in connection therewith. If any action shall be commenced between the parties with respect to the Loan, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the non-prevailing party or parties. Liability hereunder shall be joint and several among Borrower and all other persons and entities now or hereafter liable for all or any part of the Loan. Notwithstanding any provision above to the contrary, the Lender may waive in writing or by notation initialed hereon any obligation of Borrower provided for herein.
     18. JURY TRIAL: EACH OF LENDER AND BORROWER TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE STOCK PLEDGE AGREEMENT.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWER:	THE LENDER:

FLUIDIGM CORPORATION

/s/ Gajus V. Worthington Gajus V. Worthington	By:	/s/ Erik T. Engelson
Name: Erik T. Engelson

Title: Chief Financial Officer

Address:	Address: 7100 Shoreline Court
South San Francisco, California 94080

Telephone:	Telephone: (650) 266-6000

Facsimile:	Facsimile: (650) 871-7152